Exhibit 10.41

 Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.


                                AES LOAN CONTRACT

                    for Anhui Liyuan-AES Power Company, Ltd.

This AES LOAN CONTRACT (this "Contract") is made and entered into as of ----------- 1996 by and between Anhui Liyuan-AES Power Company Limited ("the
Borrower"), a Sino-foreign cooperative joint venture enterprise organized and existing under the laws of the People's Republic of China (Business License number is --------) with its registered office at 415 Wuhu Road, Hefei City, Anhui Province, China and AES Chigen Company (L), Ltd. (Company No.: LL00408) ("the Lender"), a Labuan company wholly-owned by AES CHINA GENERATING COMPANY LTD with its China office at 3/F Jinqiao Dasha #1(A), Jian Guo Men Wai Dajie, Beijing, China.

1.       THE LOAN.

         Subject to the terms and conditions of this Loan Contract, the Lender agrees to make to the Borrower a loan in an aggregate amount not to exceed US$ 8,000,000 such sum shall include interest accrued during construction as provided in Section 3 hereof, (the "Loan"). This Loan is available for drawdowns from time to time between the Effective Date as defined in Clause 24 of this Contract and the "Availability Termination Date", which is the earlier of the Guarantee Completion Date of the Facility or the actual Project Completion Date as each term is defined in the EPC Contract Dated -------- between Anhui Mingda Electric Power EPC Contract Company, Ltd., Anhui Liyuan-AES Power Company Limited and Hefei Zhongli Energy Company Limited. In this Loan Contract, the "Available Loan" means the aggregate amount of the Loan available for drawdown by the Borrower from time to time prior to the Availability Termination Date less the sum of (i) the amount of each drawdown which has been made under this Loan Contract, (ii) the aggregate amount of the interest accrued on the Outstandings (as defined in Section 2(a)) as at such time, and iii) all other fees due to the Lender as defined in Section 3. Subject to the conditions set forth in Section 6, drawdowns under the Loan shall be made.


(a) upon completion of the relevant milestone as set in the drawdown schedule attached as Exhibit B;

(b) not less than 15 Banking Days before the proposed date for the making of each draw down, the Lender has received from the Borrower a notice of drawdown substantially in the form of Exhibit A (the "Notice of Drawdown"), the receipt of such Notice of Drawdown shall oblige the Borrower to borrow the amount of the drawdown requested therein on the date stated therein;

(c) the proposed amount of each drawdown is an amount not less than US$ 800,000 and an integral multiple of US$ 10,000 which is less than or equal to the Available Loan;

(d) in the case of the first drawdown, such drawdown must be made within three months of the Effective Date; and

(e) each drawdown shall be made on a day on which banks are authorized to open for business in Hong Kong and New York, New York, the United States of America (a "Banking Day").

2.       MATURITY.

         (a) The Borrower shall repay the aggregate outstanding principal amount of the Loan (the "Outstandings") in accordance with the amortization schedule attached as Exhibit C. In any event, the Borrower shall repay the Outstandings in full on a date which falls ten (10) years after the Effective Date of this Contract.

         (b) Subject to Section 2(d), the Borrower may, if it has given to the Lender not less than one month's prior written notice to that effect, cancel the whole or any part (being an amount or integral multiple of US$ 1,000,000) of the Available Loan.

         (c) Subject to section 2(d), the Borrower shall have the right to prepay all or any part of the Outstandings at any time after the Availability Termination Date. Each of such optional prepayments shall be in an amount not less than US$ 800,000 and shall be made with at least three months prior written notice to the Lender. Without prejudice to the foregoing, the Borrower shall only prepay on the then immediately succeeding Payment Date and such prepayment shall include all interest accrued on such portion of the Outstandings being repaid. Any portion of the Outstandings prepaid may not be reborrowed. The prepayments of the Outstandings will be applied to satisfy the Borrower's repayment obligations under Section 2(a) in inverse order of maturity to the then remaining installments of principal to become due as set forth in Exhibit C.

         (d) The Borrower may only serve a notice of cancellation or prepayment under Sections 2(b) and 2(c) respectively unless it has demonstrated to the satisfaction of the Lender that there are then sufficient committed funds available to the Borrower on an unsecured basis to meet all its needs in respect of financing the construction and start-up of the Facility (as such term is defined in Section 7(a)).

         (e) Each notice of cancellation or, as the case may be, prepayment shall specify the date on which such cancellation or, as the case may be, prepayment is to be made and the amount to be cancelled or, as the case may be, to be prepaid and shall oblige the Borrower to make such cancellation or, as the case may be, prepayment on such date Provided that the Borrower may only specify a Payment Date in respect of any prepayment to be made.

3.       INTEREST AND FEES.

         (a) INTEREST AND FEES: During the period beginning on the date of the first drawdown hereunder and ending on the Availability Termination Date, (i) interest shall accrue on the Outstandings from day to day at the rate of [***] per annum and (ii) the Management Fee as defined Section 3(b) shall accrue on the Outstandings from day to day as specified in Section 3(b). On the Availability Termination Date, the Lender shall calculate the aggregate amount of such interest and the Management Fee accrued as at the Availability Termination Date (the "Availability Period Interest and Management Fee"). With effect from the Availability Termination Date, the amount of the Availability Period Interest and Management Fee shall be consolidated with the amount of the Outstandings as at the Availability Termination Date and the sum of both amounts shall thereafter be treated as the Outstandings. With effect from the
Availability Termination Date, the Borrower shall pay interest on the Outstandings calculated aforesaid in this Section 3(a) from time to time at the rate of [***] per annum plus the Management Fee as specified in Section 3(b). Interest and Management Fee on the Outstandings shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Interest payments shall be payable semiannually in arrears on the first Banking Day of each January, and July starting from the second such date to occur after the Availability Termination Date and on final maturity of the Loan (each such date, a "Payment Date"). The Lender shall calculate and notify the Borrower of the actual amount of each interest and management fee payment not less than 15 days prior to each Payment Date.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         (b) MANAGEMENT FEE: The Borrower shall pay to the Lender a management fee of [***] per annum on the Outstandings from time to time provided in
Section 3(a).

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         (c) CLOSING FEE: The Borrower shall pay to the Lender a financial closing fee of [***] on the date of the first drawdown of this Loan.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

4.       METHOD OF PAYMENT.

         All sums, including all principal, interest and fees, payable to the Lender shall be paid in US Dollars not later than 10:00 a.m. Beijing time on each Payment Date to the account of the Lender in Hong Kong (No. -------- ) at Citibank, N.A., or such other account within or outside of China as the Lender notifies to the Borrower for this purpose.

5.       REPRESENTATIONS AND WARRANTIES.

         The Borrower represents as of this date and during the term of this Loan Contract that:

         (a) the Borrower is a Sino-foreign cooperative joint venture enterprise duly established as a legal reason and existing in good standing under the laws of the People's Republic of China;

         (b) the execution, delivery and performance of this Loan Contract, and each other document delivered in connection herewith and the execution of the Borrower's rights hereunder or thereunder are within the Borrower's power, have been duly authorized by all necessary legal corporate or other action, and do not contravene any law or any contractual restriction binding on the Borrower;

         (c) this Loan Contract is, and each other document delivered in connection therewith or therewith when executed will be legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms;

         (d) all governmental approvals necessary for the execution of this Loan Contract, and each other document delivered in connection herewith have been obtained and all governmental approvals necessary for the performance and enforceability hereof and thereof shall have been obtained prior to and shall be in full force and effect on the date of each drawdown hereunder;

         (e) the obligations of the Borrower hereunder and under any other document executed in connection herewith or therewith constitute the direct, unconditional and general obligations of the Borrower and the sum of all of the Borrower other indebtedness does not exceed RMB two hundred fifty thousand except the loans agreed to by the Lender as specified in Appendix D hereto;

         (f) the Borrower is not in default under any agreement or obligation to which it is a party or by which it may be bound by reason of its execution, delivery or performance of this Loan Contract; and

         (g) under the laws of China in force at the date hereof, withholding tax of ten per cent (10%) is required to be levied in respect of any interest payment it may make hereunder;

         (h) under the laws of China in force at the date hereof, the claims of the Lender against the Borrower under this Loan Contract will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application;

         (i) in any proceedings taken in China in relation to this Loan Contract and any other document executed in connection herewith, the choice of English law as the governing law of this Loan Contract and any such other document and any judgment obtained in England will be recognized and enforced, subject to the provisions of the Civil Procedure Law of China;

         (j) under the laws of China in force at the date hereof, it is not necessary that this Loan Contract or any other document executed in connection herewith be filed, recorded or enrolled with any court or other authority in China or that any stamp, registration or similar tax be paid on or in relation to this Loan Contract save for:

          (i) the Borrower's compliance with the Foreign Debt Registration procedures in relation to the Loan; and

          (ii) payment of stamp duty of 0.005 per cent of the full amount of the Loan on this Loan Contract by both parties to this Loan Contract respectively;

         (k) neither the Borrower nor the translations contemplated by this Loan Contract is subject to currency deposits requirements (other than any requirements imposed by the Foreign Debt Registration procedures in relation to the Loan) of any nature under any applicable law or regulation of China, nor is there any restriction or requirement (other than the requirement that the Borrower complies with the Foreign Debt Registration procedures in relation to the Loan and any generally applicable foreign exchange control regulation imposed after the date hereof) of the laws or regulations of China which limits the availability to the Borrower of US Dollars for the purpose of performing its obligations hereunder to make payments in US Dollars or otherwise limits the ability of the Borrower to perform such obligations.

         (l) no Event of Default (as hereinafter defined), and no event which with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred and is continuing.

6.       CONDITIONS PRECEDENT.

         The obligation of the Lender to make the Loan hereunder is subject to the fulfillment, as determined solely by the Lender, of the following conditions precedent at least five Banking Days prior to the proposed date of the first drawdown of the Loan (except as otherwise indicated below) and the continued fulfillment of such conditions on the date of the first drawdown:


         (a) All documents, licenses, approvals and permits required in connection with the establishment of the Borrower as a Sino-foreign cooperative joint venture and the design, construction, ownership, operation and management of the Power Plant (as defined in the Operations and Offtake Contract which is defined in Exhibit E) shall have been obtained and are in full force and effect; without limiting the generality of the foregoing, such approvals shall include approval by the authorized authority of Ministry of Foreign Trade and Economic Cooperation of China of the Joint Venture Contract and Borrower's Articles of Association, approval by the Anhui Provincial Pricing Bureau of the pricing formula set forth in Appendix A to the Operations and Offtake Contract as defined in Exhibit E, approval by the relevant government department of the Land Use Rights (as defined in the Joint Venture Contract), issuance of Borrower's business license, approval regarding access to the foreign exchange adjustment center or foreign exchange banks, and approvals referred to in Article 6.05 of the Joint Venture Contract;

         (b) All registered capital and other loans required to be funded under the Joint Venture Contract by each party thereto as of such date shall have been funded in full;

         (c) The Lender shall have received satisfactory evidence of the due authorization, execution and delivery by the Borrower of this Loan Contract, and each other document delivered in connection herewith;

         (d) The Lender shall have received certified copies of all governmental approvals and filings required for the execution, delivery, performance and enforceability of this Loan Contract and each other document delivered in connection herewith or therewith and such approvals and filings are in full force and effect;

         (e) Each of the representations and warranties set forth in Section 5 is true and correct in all material respects;

         (f) The Borrower shall have performed in all material respects its obligations required to be performed under this Loan Contract;

         (g) All contracts referred to in the Joint Venture Contract including without limitation all Project Contracts (as defined in Exhibit E) and all other material contracts required in connection with the construction of the Project (as defined Operation and Offtake Contract) shall have been executed and delivered by all parties thereto and are in full force and effect;

         (h) The Lender's independent engineer (referred to in the EPC Contract) or, at the request of the Lender, the Borrower, has certified in a manner satisfactory to the Lender that all applicable construction milestones as set forth in Exhibit B have been met;

         (i) The Borrower shall has purchased the insurance policies required by the Lender, as specified in the EPC Contract and Operations and Offtake Contract and such policies shall be in full force and effect;

         (j) The Borrower shall has signed each of the loan contracts listed in the Exhibit D of this Contract.

         (k) The Lender shall have received a favorable opinion of H&P Law Office with respect to the transactions contemplated hereby and such other approvals, opinions and documents as the Lender may reasonably request;

         (l) Satisfactory Evidence that an amount equal to the proposed amount to be drawn under the AES Loan Contract between the Lender and Hefei Zhongli Energy Company Limited, dated on the same date as this Contract, has been drawn or is to be drawn on the same date as the proposed date of such drawdown.

         (m) Evidence satisfactory to the Lender that the Borrower has paid all stamp duties payable under the laws of China in connection with all the executed originals of this Loan Contract.

         (n) Evidence satisfactory to the Lender that the borrowing contemplated in this Loan Contract has been approved by the State Administration of Exchange Control (including, but not limited to, the registration certificate for external debt issued by the State Administration of Exchange Control (the "Registration Certificate")).

         (o) Copies, each certified a true copy by a duly authorized officer of the Borrower, of each of the Project Contracts (referred to in Exhibit E).

         (p) Evidence satisfactory to the Lender that the Borrower has appointed an English process agent pursuant to Section 13(a).

7.       COVENANTS.

         (a) The Borrower shall at all times (i) preserve and maintain in full force and effect its existence as a cooperative joint venture under the laws of China, its qualification to do business in Anhui Province, China and in each other jurisdiction in which the conduct of its business requires such qualification and (ii) obtain and maintain in full force and effect all documents, licenses, permits and governmental approvals required at any time in connection with the construction, maintenance, ownership or operation of the Facility (as defined in the EPC Contract).

         (b) The Borrower shall (i) perform and observe all of its covenants and agreements contained in any Project Contract or any other document relating to the Facility to which it is a party and (ii) maintain in full force and effect each of the Project Contracts.

         (c) The Borrower shall comply, and shall ensure that the Facility is constructed and operated, with all and any governmental requirements.

         (d) The Borrower shall promptly provide to the Lender copies of the Borrower's construction, operation and financial reports and other information relating to the construction or operation of the Facility.

         (e) The Borrower shall use the proceeds of the Loan solely for the purpose of financing the construction and start-up of the Facility.

         (f) The Borrower shall notify the Lender immediately of the occurrence of any Event of Default or of any event which would become an Event of Default with the passage of time or giving of notice or both.

         (g) The Borrower shall not, without the prior written consent of the Lender, assign, sell, pledge, mortgage, encumber or otherwise transfer any interest in any assets of the Borrower other than transfers in the ordinary course of its business that would not have a materially adverse effect on the Borrower or the ability of the Borrower to perform its obligations hereunder.

         (h) Prior to any due date for any repayment of the principal of and/or the payment of interest on the Loan, the Borrower shall (A) use the Registration Certificate and the notice regarding such repayment and/or payment to obtain from the registration department a verification and approval certificate with respect to such repayment and/or payment; and (B) use such verification and approval certificate and the Registration Certificate to handle matters regarding the remittance from the foreign debt account of the principal of and interest on the Loan outside of China at the relevant bank.

         (i) Prior to 31 January of each year, the Borrower shall submit to the local foreign exchange administration a report stating the amount of foreign currency purchased in the preceding year for the purpose of repaying the principal of and paying the interest on the Loan and a plan regarding the purchase of foreign currency for the current year, and the Borrower shall provide copies, certified by a duly authorized officer of the Borrower, of each such report together with evidence satisfactory to the Lender that the original thereof has been delivered to the local foreign exchange administration.

         (j) The Borrower shall not, without the prior written approval of the Lender, seek to agree any waiver or seek any waiver from any of the lenders party to the loan agreements set out in Exhibit D.

         (k) The Borrower shall not, without the prior written consent of the Lender, incur any further indebtedness save for indebtedness incurred in respect of trade finance facilities with reputable banks to enable the Borrower to purchase equipment, raw materials and services for the Project the aggregate amount of which at any time does not exceed 250,000 RMB.

8.       EVENTS OF DEFAULT.

         (a) Each of the following events and occurrences shall constitute an Event of Default under this Loan Contract:


               (i) any representation or warranty of the Borrower proves to have been untrue when made or deemed to be made or renewed; or


               (ii) the Borrower fails to repay when due any principal amounts of the Loan, or the Borrower fails to pay within three Banking Days after the date due any interest or fee payment, due pursuant to the terms of this Loan Contract, any document delivered in connection herewith; or

               (iii) the Borrower fails to perform or violates any other provision of this Loan Contract (including without limitation the covenants), or any document delivered in connection herewith, which continues unremedied for 30 days after notice thereof from the Lender; or

               (iv) except as otherwise provided in clause (ii) above, the Borrower fails to pay when due any indebtedness for which it is liable, contingently or otherwise, or any such indebtedness is accelerated or is required to be prepaid prior to the stated maturity thereof; or

               (v) any document, license, approval or permit required for the performance or enforceability of the obligations of the Borrower under this Loan Contract, or any other document delivered in connection herewith expires or is not renewed upon expiration or is terminated or revoked or modified in any material respect; or

               (vi) any document, license, approval or permit required in connection with the Project expires or is not renewed upon expiration or is terminated or revoked or modified in any material respect; or

               (vii) any Project Contract is materially breached by a party thereto or such contract ceases to be in full force and effect; or

               (viii) the Borrower becomes insolvent or unable to pay its debts when due, or commits any act of bankruptcy including filing any petition in any bankruptcy, winding-up or reorganization proceeding, or acknowledges in writing its insolvency or inability to pay its debts, or any petition relating to bankruptcy is filed with respect to it by its creditors; or

               (ix) one or more judgments aggregating at least US$ 100,000 (or its equivalent in any currency) that is not covered by insurance is entered against the Borrower and is not satisfied, vacated or bonded pending appeal within 60 days after such entry; or

               (x) the Project becomes or is declared a total loss or is beyond economic repair in the opinion of an insurance expert appointed by the Lender; or

               (xi) any execution or distress is levied against, or encumbrance takes possession by way of enforcement of security of the whole or any part of the property, undertaking or assets of the Borrower; or

               (xii) by or under the authority of any government (a) all, or substantially all of, the management of the Borrower is displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed or (b) all or a majority of its revenues or assets is seized, nationalized, expropriated or compulsorily acquired; or

               (xiii) an Event of Default has occurred and is continuing or an event which with the giving of notice or the passing of time, or both, would constitute an Event of Default, under the AES Loan Contract between the Lender and Hefei Zhongli Energy Company Limited dated [ ] dated on the same date as this Contract.

         (b) If an Event of Default shall occur and be continuing, the Lender shall have no further obligation to make further drawdowns of the Loan to the Borrower and the Lender may by notice to the Borrower declare all the Outstandings and accrued interest thereon and other amounts payable hereunder to be immediately due and payable, whereupon all such amounts shall become forthwith due and payable without further demand or notice of any kind. In the event of an Event of Default, the Lender shall also have the right to liquidate the Borrower and its assets.

         (c) If the Borrower fails to pay any sum payable under this Loan Contract when due, the Lender shall charge the Borrower (i) US$ 10,000 default fee which the Borrower hereby agrees shall be deemed to be due and payable on the date of default and (ii) in addition to the normal interest defined in
Section 3(a) an additional two percent (2%) default interest per annum on such sum for the period beginning from and including the due date to the date of actual payment (after as well as before judgment) as conclusively determined by the Lender.


9.       ENTIRE AGREEMENT; AMENDMENTS.

         This Loan Contract constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing signed by the parties hereto.

10.      INDEMNITY.

         (a) The Borrower shall pay all stamp duties in connection with this Loan Contract, and each other document delivered in connection herewith and shall reimburse the Lender for any other cost, expenses, loss or damage (including without limitation any taxes but excluding taxes imposed on the net income of the Lender by the jurisdiction of its registration and other costs resulting from changes in law after the date hereof) incurred by the Lender in connection with, (i) the negotiation, preparation and execution of this Loan Contract including legal fees, or any other document delivered in connection herewith and the completion of the transactions contemplated herein or therein, and (ii) the preservation and/or enforcement of any of its rights under this Loan Contract or any other document delivered herewith. The payment of such stamp duties by the Borrower and the reimbursement by the Borrower of such other cost, expenses, loss or damage (including taxes as stated above) shall be in addition to, and without prejudice to, the Borrower's obligation to pay interest as set forth in Sections 3(a) and 8(c) and to repay the principal amount in accordance with Section 2(a) or pursuant to a declaration under Section 8(b).

         (b) Without limiting the generality of clause (a) above, if the Borrower shall be obligated to withhold and pay any taxes required under the applicable laws of China or under any agreement between China and any country which has jurisdiction over the Lender or the Borrower, the interest rate then applicable hereunder shall be automatically and accordingly increased and such that the additional interest payment shall ensure the net amounts received by and retained the Lender after such withholding shall be equal to the amounts which would have been received and retained by the Lender had no such withholding been made.

         (c) The indemnity provisions of this Section 10 shall survive the repayment of the Loan and the termination of this Loan Contract.

11.      NOTICE.

         All notices hereunder shall be in writing and shall be either personally delivered, or transmitted by postage prepaid registered air mail, or by facsimile to the party addressed at the relevant address and facsimile number set forth below and, in the case of the Lender, shall be expressly marked for the attention of the department or officer identified with the Lender's signature below and shall be deemed to have been made or delivered (in the case of any communication made by letter) when left at that address or (as the case may be) five (5) days after being deposited in the post (air mail, if such letter is to be sent overseas) postage prepaid in an envelope addressed to it at that address or (in the case of any communication made by facsimile) when dispatched after a transmission report confirming due transmission to the correct facsimile number and the correct number of pages transmitted. Either party may change its address by written notice to the other.

12.      GOVERNING LAW.

         This Loan Contract shall be governed by and interpreted in accordance with the laws of England without regard to the conflict of laws rules thereof.

13.      SUBMISSION TO JURISDICTION.

         (a) The Borrower hereby irrevocably for the benefit of the Lender consents that any legal action or proceeding against it or any of its assets with respect to any of the obligations arising under or relating to this Loan Contract may be brought in any English court, as the Lender may elect, and by execution and delivery of this Loan Contract, the Borrower hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Borrower hereby irrevocably agree to designate, appoint and empower AES Electric in England (address: Burleigh House, 17-19 Whorl Way, Richard TW10 6AG, U.K.), as its agent to receive for and on its behalf service of process in England in any legal action or proceeding with respect to this Contract or any other document delivered in connection herewith. The foregoing, however, shall not limit the rights of the Lender to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction, including without limitation the People's Republic of China.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Loan Contract or any other document delivered in connection herewith in England and hereby further irrevocably waives any claim it might now or hereafter have that England is not a convenient forum for any such suit, action or proceeding.

14.      ARBITRATION.

         (a) Notwithstanding Section 13, the Lender may, in its sole discretion, choose to submit any dispute arising out of or in connection with this Loan Contract for binding arbitration in Stockholm, Sweden under the auspices of the International Chamber of Commerce in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in effect on the date of this Loan Contract (except to the extent this Section 14 specifies different procedures in which event such procedures will govern the arbitration to the extent so specified). The Lender may choose arbitration with respect to any dispute at any time either before or after any filing of any claim, action or proceeding with any court by either party, provided, however, that once the Lender makes such a choice, the relevant dispute will be settled finally and exclusively by arbitration irrespective of (i) whether any claim, action or proceeding has already been commenced in any court, (ii) the magnitude of such dispute or (iii) whether such dispute would otherwise be considered justifiable or for resolution by a court or arbitrate tribunal. In the event that a claim, action or proceeding has already been commenced in a court when the Lender chooses to submit the relevant dispute for arbitration, both parties hereto will immediately discontinue and withdraw the claim, action or proceeding from the court so that the dispute may be handled exclusively by arbitration. Once a dispute is submitted by the Lender to arbitration, the Borrower shall not have any right to file any claim, action or proceeding in any court in respect of such dispute or any matter relating to such dispute so that the dispute may be handled exclusively by arbitration. Any action by the Lender to submit any dispute for arbitration shall not prevent the Lender from bringing any claim, action or proceeding in any court with respect to any other dispute.

         (b) The Borrower shall not have any right to submit any dispute to arbitration.

         (c) Any settlement and award rendered through arbitration proceeding will be final and binding upon the parties hereto if the decision is in writing and contains a reasoned analysis explaining the arbitrators' reasons for rendering the award. This Loan Contract and the rights and obligations of the parties hereto will remain in full force and effect pending the award in such arbitration proceeding, which award will determine whether and when termination of this Loan Contract shall become effective.

         (d) The arbitration will be conducted in English and Chinese.

         (e) There will be three arbitrators. Each party will select one arbitrator within 30 days after the Lender elects to commence arbitration. Such arbitrators will be freely selected, and the parties hereto will not be limited in their selection to any prescribed list. Within 30 days after the selection of the latter of the two arbitrators selected by the parties, the two arbitrators shall select the third arbitrator; if the two arbitrators do not select the third within such 30 day period, the International Arbitration Court of the International Chamber of Commerce will select the third arbitrator. If a party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment will be made by the International Arbitration Court of the International Chamber of Commerce. The costs of the arbitration will be borne by the parties hereto as determined by the arbitration tribunal taking into account the relative merits of the positions of the parties.

         (f) The parties hereto agree that the arbitrate award may be enforced against the parties or their assets wherever they may be found and that a judgment upon the arbitration award may be entered in any court having jurisdiction thereof. Accordingly, the parties hereto irrevocably agree that any action to enforce such judgment may be instituted wherever appropriate and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such action and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such action.

15.      BANKING DAY ADJUSTMENT.

         If the date on which a payment is due is not a Banking Day, such date shall be changed to the next succeeding Banking Day (or to the immediately preceding Banking Day if the next succeeding Banking Day is in another calendar month).

16.      INFORMATION.

         The Borrower shall provide the Lender with any and all such information concerning the condition and operation of the Borrower, financial or otherwise, as the Lender may from time to time request.

17.      WAIVER; CUMULATIVE RIGHTS.

         The failure or delay of the Lender to require performance by the Borrower of any provisions of this Loan Contract shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by the Lender. Each and every right granted to the Lender hereunder or under any other document delivered in connection herewith, or allowed to it at law or in equity, shall be cumulative and is not exclusive of any rights or remedies provided by law and all such rights may be exercised in part or in whole from time to time.

18.      ASSIGNMENT.

         This Loan Contract shall be binding upon and shall be enforceable by the Borrower and the Lender and the their respective successors and assigns, except that the Borrower shall have no right to assign or transfer its rights or obligations hereunder.

19.      SET-OFF.

         Nothing herein contained shall limit the right of set-off, lender's lien or counterclaim which may be available to the Lender under applicable law.

20.      SEVERABILITY.

         If any of the provisions contained in this Loan Contract, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired.

21.      COUNTERPARTS.

         This Loan Contract may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by both parties hereto shall constitute a full and original contract for all purposes.

22.      LANGUAGE.

         This Loan Contract shall be written and executed in both Chinese and English versions. In the event of any inconsistency between the two versions, the English version shall be the binding version.

23.      CONSTRUCTION.

         Unless otherwise stated, all references made in this Loan Contract to "Sections", "Clauses" and "Exhibits" shall refer, respectively, to Sections of, Clauses of and Exhibits to, this Loan Contract. References herein to this Loan Contract include the Exhibits hereto.

24.      EFFECTIVENESS.

         This Loan Contract shall become effective on the date ("Effective Date") each of the following requirement has been fulfilled: (i) the signing of this Loan Contract hereof, (ii) the signing of the AES Loan Contract between the Lender and Hefei Zhongli Energy Company Limited, (iii) the registration of this Loan Contract with the State Administration of Exchange Control ("SAEC") or its authorized government authority and the obtaining of a registration certificate from the SAEC and, (iv) the registration of the AES Loan Contract between the Lender and Hefei Zhongli Energy Company Limited with the State Administration of Exchange Control or its authorized government authority and the obtaining of a registration certificate from the SAEC.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Loan Contract to be executed by their respective duly authorized signatories as of the day and year first written above.

BORROWER
--------


                                 Anhui Liyuan-AES Power Company Limited


                                 By:[Signature Illegible]
                                    -------------------------------
                                    Name:
                                    Title:
                                    Facsimile: Witness [Signature Illegible]
LENDER
------

                                 AES Chigen Company (L), Ltd.

                                 By:[Signature Illegible]
                                    -------------------------------
                                    Name:
                                    Title:
                                    Facsimile: Witness [Signature Illegible]

                                    EXHIBIT A

                           FORM OF NOTICE OF DRAWDOWN
                           --------------------------

To:      AES  Chigen Company (L) Ltd.

From:    Anhui Liyuan-AES Power Company Limited


                                                        Date: [--------], 199[-]

Dear Sirs,

1. We refer to the loan agreement dated [ ], 199[ ] (as amended from time to time) (the "AES LOAN CONTRACT") and made between ourselves as borrower and yourselves as lender. Terms defined in the AES Loan Contract shall have the meaning in this notice.

2. Pursuant to the AES Loan Contract, we hereby give you notice that we wish to borrow on [insert date of proposed drawdown] a part of the Loan in the amount of $[ ] United States Dollars upon the terms and subject to the conditions set out in the AES Loan Contract.

3.   We confirm  that,  as at the date hereof,  the  representations  set out in
     Section 5 of the AES Loan Contract are true.

4. The proceeds of this drawdown should be credited to [insert the Borrower's account details/the EPC Contractor's account details].

Yours faithfully,

------------------------------
(Authorized Signatory)
for and on behalf of
ANHUI LIYUAN-AES POWER COMPANY LIMITED

                                    EXHIBIT B

                                DRAWDOWN SCHEDULE


             [TO BE DETERMINED BY THE BORROWER'S BOARD OF DIRECTORS]


DATE                        AMOUNT            CONSTRUCTION MILESTONE
----                        ------            ----------------------

                                    EXHIBIT C

                              AMORTIZATION SCHEDULE
                              ---------------------

THE FIRST BANKING DAY OF                 PRINCIPAL DUE
------------------------                 -------------

January 1999                             Outstandings (on Availability Termination Date) / 16
July 1999                                Outstandings (on Availability Termination Date) / 16
January 2000                             Outstandings (on Availability Termination Date) / 16
July 2000                                Outstandings (on Availability Termination Date) / 16
January 2001                             Outstandings (on Availability Termination Date) / 16
July 2001                                Outstandings (on Availability Termination Date) / 16
January 2002                             Outstandings (on Availability Termination Date) / 16
July 2002                                Outstandings (on Availability Termination Date) / 16
January 2003                             Outstandings (on Availability Termination Date) / 16
July 2003                                Outstandings (on Availability Termination Date) / 16
January 2004                             Outstandings (on Availability Termination Date) / 16
July 2004                                Outstandings (on Availability Termination Date) / 16
January 2005                             Outstandings (on Availability Termination Date) / 16
July 2005                                Outstandings (on Availability Termination Date) / 16
January 2006                             Outstandings (on Availability Termination Date) / 16
July 2006                                Remaining Principal Balance

                                    EXHIBIT D


            LIST OF THE BORROWER'S DEBTS OF OVER RMB ONE MILLION EACH
            ---------------------------------------------------------


                                             LOAN 1                          LOAN 2
                                             ------                          ------
          LENDER                             Bank of China                   Bank of China
          DATE OF THE LOAN
          CONTRACT NO.
          LOAN AMOUNT                        [***]                           [***]
          LOAN TERM                          [***]                           [***]
          LOAN INTEREST                      [***]                           [***]
          LOAN CURRENCY                      [***]                           [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT E

"EPC CONTRACT" means the contract dated [ ] and made between [ ] and [ ].

"INTERCONNECTION AGREEMENT" means the agreement dated [ ] and made between [ ] and [ ].

"OPERATIONS AND OFFTAKE CONTRACT" means the contract dated [ ] and made between [ ] and [ ].

"PROJECT CONTRACTS" means [the EPC Contract, Interconnection Agreement, the Joint Venture Agreement, the Operations and Offtake Contract], the Power Purchase and sale Contract[ and the Share Assets Agreement and "Project Contract" shall mean each of them]. [list to be completed and confirmed with the Borrower]

"SHARE ASSETS AGREEMENT" means the agreement dated [ ] and made between [ ] and [ ].